SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 2, 2008, Washington Real Estate Investment Trust (“WRIT”) acquired 2445 M Street for $181.4 million pursuant to the terms of a purchase agreement, dated June 16, 2008, between a subsidiary of WRIT and 2445 M Street Property, LLC.

The nine-story freestanding Class A office building consists of approximately 290,000 square feet with a two-level, below-grade parking garage. It is located in the West End submarket of Washington, D.C. and positioned between Georgetown and the Central Business District. The building is 100% occupied under long-term leases with major tenants.

The purchase was funded through the assumption of a $101.9 million loan (carrying a fixed interest rate of 5.619% per annum and maturing on January 6, 2017), borrowings on WRIT’s unsecured revolving credit facilities and cash from our October 1, 2008 equity offering.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The required financial statements for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(c)	Exhibits

10. (jj) Purchase and Sale Agreement dated as of June 16, 2008 for 2445 M Street, NW, Washington, DC, incorporated herein by reference to the Exhibit of the same designation to WRIT’s Form 10-Q filed August 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President Accounting, Administration and Corporate Secretary

December 3, 2008

(Date)